
                                              Chase Manhattan Bank USA, N.A.
                                                   Noteholders Statement

                                           Chase Credit Card Owner Trust 2001-1



Section 7.3 Indenture                                                             Distribution Date:                 5/15/01
----------------------------------------------------------------------------------------------------------------------------
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per
        $1,000 of the initial principal balance of the Notes
                  Class A Principal Payment                                 0.00
                  Class B Principal Payment                                 0.00
                  Class C Principal Payment                                 0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
                  Class A Note Interest Requirement                 2,969,297.92
                  Class B Note Interest Requirement                   259,903.44
                  Class C Note Interest Requirement                   361,892.81
                       Total                                        3,591,094.17

        Amount of the distribution allocable to the interest on the Notes per
        $1,000 of the initial principal balance of the Notes
                  Class A Note Interest Requirement                      4.15868
                  Class B Note Interest Requirement                      4.36813
                  Class C Note Interest Requirement                      4.73063

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                        714,000,000
               Class B Note Principal Balance                         59,500,000
               Class C Note Principal Balance                         76,500,000

(iv)    Amount on deposit in Owner Trust Spread Account             8,500,000.00

(v)     Required Owner Trust Spread Account Amount                  8,500,000.00



                                                               By:
                                                                                 --------------------
                                                               Name:             Patricia M. Garvey
                                                               Title:            Vice President


----------------------------------------------------------------------------------------------------------------------------